Exhibit 99.1

                         [TRIPLE CROWN MEDIA INC. LOGO]

          725 Old Norcross Rd. o Lawrenceville, GA 30045 o 770-338-7351
                           o www.triplecrownmedia.com

                                                                    News Release
                                                                    May 13, 2008

          TRIPLE CROWN MEDIA, INC. ANNOUNCES THIRD QUARTER 2008 RESULTS

Lawrenceville, Georgia - Triple Crown Media, Inc. (Nasdaq: TCMI) announces that for the third quarter ended March 31, 2008, total revenues were $10.9 million and a loss from continuing operations was $2.2 million, or ($.41) per share, compared to total revenues of $11.2 million and a loss from continuing operations of $5.2 million, or ($.98) per share, for the third quarter of last year.

For the nine months ended March 31, 2008, total revenues were $35.3 million and a loss from continuing operations was $8.1 million, or ($1.50) per share, compared to total revenues of $36.2 million and a loss from continuing operation of $5.0 million, or ($.96) per share, for the comparable period last year. The year to date was adversely affected by a higher tax rate due to the sale of Host Communications.

Discontinued operations gives affect to the previously announced disposition of Host Communications, formerly a wholly owned subsidiary of the Company.

"We are extremely pleased that EBITDA for the quarter ended March 31, 2008 increased to $1.9 million from $1.1 million for the comparable quarter of the prior year, an increase of approximately $0.8 million. Year to date EBITDA increased to $6.9 million from $6.4 million for the comparable quarter of the prior year, an increase of approximately $0.5 million. Our publishers and employees have worked extremely hard to maximize revenue and control expenses in our current environment. The newspaper industry is experiencing declines in automotive, help wanted and real estate advertising and the economy as a whole appears to be softening" said Robert S. Prather, Jr., President and CEO of Triple Crown Media, Inc.

Triple Crown Media owns and operates six daily newspapers and one weekly newspaper in Georgia.

Non-GAAP Financial Measure

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents earnings before interest, taxes, depreciation and amortization ("EBITDA"). EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets. The Company believes this non-GAAP financial measure provides investors with additional insight into the Company's ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

                            TRIPLE CROWN MEDIA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)


                                                                  Three Months Ended            Nine Months Ended
                                                                       March 31,                     March 31,
                                                              --------------------------    --------------------------
                                                                  2007           2008           2007           2008
                                                              -----------    -----------    -----------    -----------

                                                              (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)

    Operating revenues:                                       $    11,236    $    10,892    $    36,236    $    35,333
    Expenses:
       Operating expenses before depreciation, amortization
           Publishing                                               8,308          8,376         25,678         25,358
           Corporate and administrative                             1,797            637          4,191          3,082
       Depreciation and amortization                                  443            486          1,314          1,364
                                                              -----------    -----------    -----------    -----------

                                                                   10,548          9,499         31,183         29,804
                                                              -----------    -----------    -----------    -----------

    Operating income                                                  688          1,393          5,053          5,529

    Other expenses:
       Interest expense related to Series B preferred stock          (113)          (113)          (339)          (340)
       Interest expense, other                                     (3,395)        (2,349)        (9,858)        (8,872)
       Debt issue cost amortization                                  (300)          (360)          (851)        (1,009)
                                                              -----------    -----------    -----------    -----------

    Loss from continuing operations before income taxes            (3,120)        (1,429)        (5,995)        (4,692)

    Income tax expense (benefit)                                    2,051            768           (967)         3,363
                                                              -----------    -----------    -----------    -----------

    Loss from continuing operations                                (5,171)        (2,197)        (5,028)        (8,055)

    Income (loss) on sale of discontinued operations, net              --            185             --         (4,061)
    Income (loss) from discontinued operations, net                 4,596            787          4,397        (40,065)
                                                              -----------    -----------    -----------    -----------

    Net loss                                                         (575)        (1,225)          (631)       (52,181)

    Series A preferred stock dividends accrued                       (271)          (272)          (813)          (816)
                                                              -----------    -----------    -----------    -----------

    Net loss available to common stockholders                 $      (846)   $    (1,497)   $    (1,444)   $   (52,997)
                                                              ===========    ===========    ===========    ===========


Basic per share information:
    Loss from continuing operations                           $     (0.98)   $     (0.41)   $     (0.96)   $     (1.50)
    Income (loss) from discontinued operations, net of tax    $      0.87    $      0.18    $      0.84    $     (8.23)
    Net loss                                                  $     (0.11)   $     (0.23)   $     (0.12)   $     (9.74)
    Net loss available to common shareholders                 $     (0.16)   $     (0.28)   $     (0.28)   $     (9.89)

Weighted average shares outstanding                                 5,268          5,352          5,222          5,360



                                                              Three Months Ended          Nine Months Ended
                                                                   March 31                   March 31
                                                          -------------------------   -------------------------
                                                             2007          2008          2007          2008
                                                          -----------   -----------   -----------   -----------
                                                          (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)

EBITDA:

Operating revenues                                        $    11,236   $    10,892   $    36,236   $    35,333

Operating expenses before depreciation and amortization        10,105         9,013        29,869        28,440

EBITDA                                                    $     1,131   $     1,879   $     6,367   $     6,893


Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act: Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

Contacts:
Robert S. Prather, President and Chief Executive Officer, at (404) 266-8333, or Mark G. Meikle, Executive Vice President & Chief Financial Officer, at (859) 226-4376